Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	State or other jurisdiction of incorporation or organization missing subsidiary names
NetREIT Casa Grande LP	California
NetREIT Palm Self Storage LP	California
NetREIT Garden Gateway LP	California
NetREIT Advisors, LLC	Delaware
NetREIT Dubose Model Home REIT, Inc.	Maryland
NetREIT Dubose Model Home REIT, LP	Delaware
Dubose Advisors, LLC	Delaware
Dubose Model Home Investors #201, LP	California
Dubose Model Home Investors #202, LP	California
NetREIT National City Partners, LP	California
NETREIT HIGHLAND, LLC	Delaware
NetREIT Presidio, LLC	Delaware
NTR PROPERTY MANAGEMENT, INC.	California
NetREIT Union Terrace, LLC	Delaware
NetREIT Centennial, LLC	Delaware
NetREIT Arapahoe, LLC	Delaware
NetREIT UTC, LLC	Delaware
NetREIT Bismarck, LLC	Delaware
NetREIT Fargo, LLC	Delaware
NetREIT Yucca Valley 2, LLC	Delaware
NetREIT Model Homes, LLC	Delaware
NetREIT West Fargo, LLC	Delaware
NetREIT H Court, LLC	Delaware
NetREIT Genesis, LLC	Delaware
NetREIT Westminster, LLC	Delaware
NetREIT SC II, LLC	Delaware
Dubose Model Home Investors #203 LP	California
NetREIT Garden Gateway, LLC	Delaware